Exhibit 99.1

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

COUNTY DEPARTMENT, CHANCERY DIVISION

PEOPLE OF THE STATE OF ILLINOIS, ex rel.	)
ANNE MELISSA DOWLING, ACTING DIRECTOR	)
OF INSURANCE OF THE STATE OF ILLINOIS,	)
)
Plaintiffs,	)
)
v.	)	NO.:
	)	2015CH13718
AFFIRMATIVE INSURANCE COMPANY,	)	CALENDAR/ROOM 13
an Illinois domestic property and casualty stock	)	TIME 00:00
company,	)	Injunction
)
Defendant.	)

AGREED ORDER OF REHABILITATION

THIS CAUSE COMING TO BE HEARD upon the Verified Complaint for Rehabilitation filed herein by THE PEOPLE OF THE STATE OF ILLINOIS, upon the relation of ANNE MELISSA DOWLING, Acting Director of Insurance of the State of Illinois (the "Director"), seeking an Order of Rehabilitation as to and against Affirmative Insurance Company ("Affirmative") pursuant to the provisions of Article XIII of the Illinois Insurance Code (the "Code"), 215 ILCS 5/187 et seq. ("Article XIII"); the Court having jurisdiction over the parties hereto and the subject matter hereof; the Court having reviewed the pleadings filed herein and having considered arguments of counsel thereon, and the Court then being otherwise advised in the premises, and for good cause appearing therefore;

The Court Hereby Finds That:

A. Sufficient cause exists for the entry of an order for rehabilitation of the Defendant, Affirmative, including that a majority of the Board of Directors of Affirmative has approved a resolution consenting to the entry of an Agreed Order placing Affirmative into rehabilitation pursuant to the provisions of Article XIII; and

B. Pursuant to Section 191 of the Code, 215 ILCS 5/191, this Agreed Order creates an estate comprising of all of the liabilities and assets of Affirmative; and

C. Upon the entry of the Order prayed for herein, the Rehabilitator's statutory authority includes, without limitation, the following:

(i) Pursuant to Section 191 of the Code, 215 ILCS 5/191, the Rehabilitator is vested by operation of law with the title to all property, contracts, and rights of action of Affirmative; and

(ii) Pursuant to Section 191 of the Code, 215 ILCS 5/191, the Rehabilitator is entitled to immediate possession and control of all property, contracts, and rights of action of Affirmative; and

(iii) Pursuant to Section 191 of the Code, 215 ILCS 5/191, the Rehabilitator is authorized to remove any and all records and property of Affirmative to her possession and control or to such other place as may be convenient for purposes of the efficient and orderly administration of the rehabilitation of Affirmative; and

(iv) Pursuant to Section 192(2) of the Code, 215 ILCS 5/192(2), the Rehabilitator is authorized to deal with the property, business and affairs of Affirmative in her name, as Director; and

(v) Pursuant to Section 192(2) of the Code, 215 ILCS 5/192(2), the Rehabilitator, without the prior approval of the Court, is authorized to sell or otherwise dispose of any real or personal property of Affirmative, or any part thereof, and to sell or compromise all debts or claims owing to Affirmative having a value in the amount of Twenty-Five Thousand ($25,000.00) Dollars, or less. Any such sale by the Rehabilitator of the real or personal property of Affirmative having a value in excess of Twenty-Five Thousand ($25,000.00) Dollars, and sale or compromise of debts owing to Affirmative by the Rehabilitator where the debt owing to Affirmative exceeds Twenty-Five Thousand ($25,000.00) Dollars shall be made subject to the approval of the Court; and

(vi) Pursuant to Section 192(2) of the Code, 215 ILCS 5/192(2), the Rehabilitator may solicit contracts whereby a solvent company agrees to assume, in whole or in part, or upon a modified basis, the liabilities of a company in rehabilitation in a manner consistent with subsection (4) of Section 193 of the Code, 215 ILCS 5/193(4); and

(vii) Pursuant to Section 192(3) of the Code, 215 ILCS 5/192(3), the Rehabilitator is authorized to bring any action, claim, suit or proceeding against any person with respect to that person's dealings with Affirmative including, but not limited to, prosecuting any action, claim, suit, or proceeding on behalf of the policyholders, claimants, beneficiaries or creditors of Affirmative; and

(viii) Pursuant to Section 192(4) of the Code, 215 ILCS 5/192(4), if at any time the Rehabilitator finds that it is in the best interests of the policyholders, claimants, beneficiaries, and creditors to effect a plan of rehabilitation, the Rehabilitator may submit such a plan to the Court for its approval; and

(ix) Pursuant to Section 194(b) of the Code, 215 ILCS 5/194(b), the Rehabilitator may, within two (2) years after the entry of the rehabilitation order prayed for herein or within such further time as applicable law permits, institute an action, claim, suit, or proceeding upon any cause of action against which the period of limitation fixed by applicable law had not expired as of the filing of the complaint upon which the rehabilitation order was entered; and

(x) Subject to the provisions of Section 202 of the Code, 215 ILCS 5/202, the Rehabilitator is authorized to appoint and retain those persons specified in Section 202(a) of the Code, 215 ILCS 5/202(a), and to pay, without the further order of this Court, from the respective assets of Affirmative, all administrative expenses incurred during the course of the rehabilitation of Affirmative; and

(xi) Pursuant to Section 203 of the Code, 215 ILCS 5/203, the Rehabilitator shall not be required to pay any fee to any public officer for filing, recording or in any manner authenticating any paper or instrument relating to any proceeding under Article XIII of the Illinois Insurance Code, 215 ILCS 5/187, et seq., nor for services rendered by any public officer for serving any process; and

(xii) Pursuant to the provisions of Section 204 of the Code, 215 ILCS 5/204, the Rehabilitator may seek to avoid preferential transfers of the property of Affirmative and to recover such property or its value, if it has been converted, except for payments made in the ordinary course of business or payments made pursuant to 215 ILCS 5/204(m)(C).

D. This Agreed Order of Rehabilitation affirming Anne Melissa Dowling, Acting Director of Insurance of the State of Illinois and her successors in office as Rehabilitator of Affirmative is an interlocutory appealable order as of right pursuant to Illinois Supreme Court Rule 307.

It Is Hereby Ordered That:

1. The Agreed Order of Rehabilitation prayed for herein is entered as, to and against Affirmative.

2. There being no just reason for delaying enforcement or appeal of the Agreed Order prayed for herein, the Agreed Order of Rehabilitation is a final order within the meaning of Illinois Supreme Court Rule 307(a)(5).

3. Anne Melissa Dowling, Acting Director of Insurance of the State of Illinois, and her successors in office, is affirmed as the statutory Rehabilitator (the "Rehabilitator") of Affirmative, with all of the powers appurtenant thereto.

4. All treaties, contracts and agreements of reinsurance, wherein Affirmative is the ceding company, shall remain in full force and effect pending a determination and recommendation by the Director as to when, and upon what terms, cancellation is appropriate. All treaties, contracts and agreements of reinsurance wherein Affirmative was, or is, the assuming or retrocessional reinsurer are canceled on a cut-off basis, effective upon the entry of this Order of Rehabilitation; the foregoing notwithstanding, all treaties, contracts and agreements of reinsurance under which a direct or indirect subsidiary of Affirmative was the ceding company and Affirmative was the assuming company shall remain in full force and effect.

5. Subject to the further orders of the Court, the Rehabilitator is authorized to take such actions as the nature of the cause and the interests of Affirmative, and its policyholders, claimants, beneficiaries, creditors, or the public may require including, but not limited to, the following:

A. The Rehabilitator shall proceed to take immediate possession and control of the property, books, records, accounts, business and affairs, and all other assets of Affirmative, and of the premises occupied by it for the transaction of its business, and may marshal and liquidate the assets, business and affairs of Affirmative pursuant to the provisions of Article XIII of the Code, supra, and the Rehabilitator is authorized to wind down and terminate the business and affairs of Affirmative, and to make the continued expenditure of such wages, rents and expenses as she may deem necessary and proper for the administration of the rehabilitation of Affirmative; and

B. The Rehabilitator may both sue and defend on behalf of Affirmative, or for the benefit of the policyholders, claimants and other creditors of Affirmative, in the courts either in her name as the Rehabilitator of Affirmative, or in the name of Affirmative, as the case may be.

6. The Director is vested with the right, title and interest in all funds recoverable under contracts, treaties, certificates, and agreements of reinsurance heretofore entered into by or on behalf of Affirmative, and that all reinsurance companies involved with Affirmative are restrained and enjoined from making any settlements with any claimant or policyholder of Affirmative, or any other person, other than the Director as Rehabilitator, except with the written consent of the Director, except when the reinsurance contract, treaty, certificate, or agreement expressly and lawfully provides for payment by the reinsurer directly to a claimant or policyholder on the behalf of Affirmative.

7. Any acts or omissions of the Rehabilitator in connection with the rehabilitation, shall not be construed or considered to be a preference within the meaning of Section 204 of the Code, 215 ILCS 5/204, notwithstanding the fact that any such act or omission may cause a policyholder, claimant, beneficiary, third party or creditor to receive a greater percentage of debt owed to or by Affirmative than any other policyholder, claimant, member, third party or creditor in the same class.

8. The caption in this cause and all pleadings filed in this matter shall hereafter read:

"IN THE MATTER OF THE REHABILITATION OF

AFFIRMATIVE INSURANCE COMPANY"

9. All costs of the proceedings prayed for herein shall be taxed and assessed against the Defendant, Affirmative.

10. Pursuant to its authority under Section 189 of the Code, 215 ILCS 5/189, the Court hereby issues the following mandatory and prohibitive injunctions:

A. All accountants, auditors and attorneys of Affirmative are ordered to deliver to the Rehabilitator, at her request, copies of all documents in their possession or under their control concerning or related to Affirmative, and to provide the Rehabilitator with such information as she may require concerning any and all business and/or professional relationships between them and Affirmative, and concerning any and all activities, projects, jobs and the like undertaken and/or performed by them at the request of Affirmative, or their agents, servants, officers, directors and/or employees, or which Affirmative may be, or are, entitled to as the result of its relationship with such accountants, auditors and attorneys; and

B. Affirmative and its directors, officers, agents, servants, representatives, employees, and affiliated companies, and all other persons and entities, shall give immediate possession and control to the Rehabilitator of all property, business, books, records and accounts of Affirmative, and all premises occupied by Affirmative for the transaction of its business; and

C. Affirmative and its officers, directors, agents, servants, representatives and employees, and all other persons and entities having knowledge of this Agreed Order are restrained and enjoined from transacting any business of Affirmative, or disposing of any company property or assets, including books, records and computer and other electronic data, without the express written consent of the Rehabilitator, or doing or permitting to be done any action which might waste the property or assets of Affirmative, until the further order of this Court; and

D. The officers, directors, agents, servants, representatives and employees of Affirmative, and all other persons and entities having knowledge of this Agreed Order are restrained and enjoined from bringing or further prosecuting any claim, action or proceeding at law or in equity or otherwise, whether in this State or elsewhere, against Affirmative, or its property or assets, or the Director or Rehabilitator, except insofar as those claims, actions or proceedings arise in or are brought in these rehabilitation proceedings; or from obtaining, asserting or enforcing preferences, judgments, attachments or other like liens, including common law retaining liens, or encumbrances or the making of any levy against Affirmative, or its property or assets while in the possession and control of the Rehabilitator, or from interfering in any way with the Rehabilitator in her possession or control of the property, business, books, records, accounts, premises and all other assets of Affirmative, until the further order of this Court; and

E. Any and all banks, brokerage houses, financial institutions and any and all other companies, persons or entities having knowledge of this Agreed Order having in its possession accounts and any other assets which are, or may be, the property of Affirmative, are restrained and enjoined from disbursing or disposing of said accounts and assets unless otherwise authorized or approved by the Rehabilitator and are further restrained and enjoined from disposing of or destroying any records pertaining to any business transaction between Affirmative, and such banks, brokerage houses, financial institutions, companies, persons or entities having done business, or doing business, with Affirmative, or having in their possession assets which are, or may be, the property of Affirmative, and further, that each such person or entity is ordered to immediately deliver any and all such assets and/or records to the Rehabilitator; and

F. All insurance and reinsurance companies and entities that assumed liabilities from Affirmative arising under either contracts, policies of insurance, certificates of insurance, or agreement, contracts, treaties or certificates of reinsurance issued by Affirmative, are restrained and enjoined from making any settlements with any claimant or policyholder of Affirmative, or any other person other than the Rehabilitator, except with the written consent of the Rehabilitator, except when the reinsurance agreement, contract, treaty, or certificate expressly and lawfully provides for payment to or on the behalf of Affirmative' insured by the reinsurer.

11. The Court retains jurisdiction in this cause for the purpose of granting such other and further relief as the nature of this cause and the interests of Affirmative, its policyholders, beneficiaries, members and creditors, or of the public, may require and/or as the Court may deem proper in the premises.

ENTERED:

/s/ Judge Presiding
Judge Presiding

Lisa Madigan	Of Counsel:
Attorney General Of
The State of Illinois	J. Kevin Baldwin
Attorney for the PEOPLE OF	Daniel A. Guberman
THE STATE OF ILLINOIS	Counsel to the Director as Receiver
Phillip Bullimore	222 Merchandise Mart Plaza
Assistant Attorney General	Suite 960
James R. Thompson Center	Chicago, IL 60654
100 West Randolph Street, 13th Floor	(312) 836-9500
Chicago, Illinois 60601	Attorney Code #16819
(312) 814-3671
Attorney Code #99000